Exhibit 5.1

Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street
Suite 1100
Miami, FL 33131

T: 305 374 5600
F: 305 374 5095

November 28, 2023

Maison Solutions Inc.

127 N Garfield Avenue

Monterey Park, California 91754

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Maison Solutions Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (such registration statement, as amended is herein referred to as the “Registration Statement”), pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended (the “Act”), 1,190,476 shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) on behalf of the selling stockholders listed therein (each a “Selling Stockholder”). The Shares were issued pursuant to certain Securities Purchase Agreements dated November 22, 2023 by and between the Company and each Selling Stockholder (the “Securities Purchase Agreements”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Securities Purchase Agreements; (iii) the certain Registration Rights Agreements dated November 22, 2023 by and between the Company and each Selling Stockholder (iv) the Amended and Restated Certificate of Incorporation of the Company as currently in effect; (v) the Amended and Restated Bylaws of the Company as currently in effect; and (vi) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance and sale of the Shares and other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Maison Solutions Inc.

November 28, 2023

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Shares, issued and paid for in accordance with the terms of the Securities Purchase Agreements, are duly and validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

We express no opinion as to matters governed by laws of any jurisdiction other than the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be offered and sold in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP